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              ALLIANCE MUNICIPAL INCOME FUND, INC.

                     ARTICLES SUPPLEMENTARY


         Alliance Municipal Income Fund, Inc., a Maryland corporation having its principal office in the City of Baltimore
(hereinafter called the "Corporation"), certifies that:

         FIRST: The Board of Directors of the Corporation hereby increases the aggregate number of shares of capital stock that the Corporation has authority to issue by 350,000,000 shares and hereby classifies such shares as an aggregate of 350,000,000 shares of Advisor Class Common Stock of the Corporation's portfolios (individually, a "Portfolio") as set forth in Article THIRD below.

         SECOND: The shares of the Advisor Class Common Stock of each of the Corporation's Portfolios as so classified by the Corporation's Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in the Corporation's Charter with respect to the applicable Portfolios (other than those provisions of the Charter which by their terms are applicable solely to other classes of the Corporation's Common Stock) and shall be subject to all provisions of the Charter relating to stock of the Corporation generally, and those set forth as follows:

              (1) The assets attributable to the Advisor Class Common Stock of a Portfolio shall be invested in the same investment portfolio of the Corporation as the assets attributable to the Class A Common Stock, Class B Common Stock and Class C Common Stock of that Portfolio.

              (2) The dividends and distributions of investment income and capital gains with respect to the Advisor Class Common Stock of a Portfolio shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from dividends and distributions of investment income and capital gains with respect to the Class A Common Stock, Class B Common Stock and Class C Common Stock of that Portfolio to reflect differing allocations of the expenses of the Corporation among the holders of the four classes and any resultant differences among the net asset values per share of the four classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of



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         the Corporation and of amounts distributable in the
         event of dissolution of the Corporation or liquidation of the Corporation or a Portfolio among the Class A Common Stock of a Portfolio, the Class B Common Stock of that Portfolio, the Class C Common Stock of that Portfolio and the Advisor Class Common Stock of that Portfolio shall be determined by the Board of Directors in a manner that is consistent with the Investment Company Act of 1940, the rules and regulations thereunder, and the interpretations thereof, in each case as from time to time amended, modified or superseded.

              (3) Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of the Advisor Class Common Stock of a Portfolio shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the Advisor Class Common Stock of that Portfolio and (ii) no voting rights with respect to the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 applicable solely to one or more classes of the Corporation's Common Stock other than Advisor Class Common Stock of that Portfolio or with respect to any other matter submitted to a vote of stockholders which does not affect holders of the Advisor Class Common Stock of that Portfolio.

              (4) At such times (which may vary among holders of Advisor Class Common Stock of each Portfolio) as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, applicable rules and regulations thereunder and applicable rules and regulations of the National Association of Securities Dealers, Inc., as memorialized in resolutions duly adopted by the Board of Directors and from time to time reflected in the registration statement of the Corporation (the "Corporation's Registration Statement"), certain of the shares of Advisor Class Common Stock of a Portfolio may be automatically converted into shares of another class of stock of that Portfolio based on the relative net asset values of such classes at the time of conversion, subject, however, to any terms or conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) as are memorialized in


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         resolutions duly adopted by the Board of Directors and
         reflected in the Corporation's Registration Statement.

         THIRD:    A.  Immediately before the increase in
authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation had authority to issue was 950,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $950,000, classified as follows:

                          Class A           Class B          Class C
Name of Portfolio       Common Stock      Common Stock     Common Stock
_________________       ____________      ____________     ____________

New York Portfolio      50,000,000         50,000,000       50,000,000
California
  Portfolio             50,000,000         50,000,000       50,000,000
Insured California
  Portfolio             50,000,000         50,000,000       50,000,000
National Portfolio      50,000,000        100,000,000      100,000,000
Insured National
  Portfolio             50,000,000        100,000,000      100,000,000

                   B.  Immediately after the increase in
authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation has authority to issue is 1,300,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $1,300,000, classified as follows:

                     Class A      Class B      Class C     Advisor Class
Name of Portfolio  Common Stock Common Stock Common Stock  Common Stock
_________________  ___________  ____________ ____________  _____________

New York Portfolio 50,000,000    50,000,000   50,000,000    50,000,000
California
  Portfolio        50,000,000    50,000,000   50,000,000    50,000,000
Insured California
  Portfolio        50,000,000    50,000,000   50,000,000    50,000,000
National Portfolio 50,000,000   100,000,000  100,000,000   100,000,000
Insured National
  Portfolio        50,000,000   100,000,000  100,000,000   100,000,000

         FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         FIFTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland
General Corporation Law.


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         SIXTH:  The shares aforesaid have been duly classified
by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Articles of Incorporation.

         IN WITNESS WHEREOF, Alliance Municipal Income Fund, Inc. has caused these Articles Supplementary to be executed by its Chairman of the Board and attested by its Secretary and its corporate seal to be affixed on this 30th day of September, 1996. The Chairman of the Board of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.

                        ALLIANCE MUNICIPAL INCOME FUND, INC.


[CORPORATE SEAL]        By:/s/ John D. Carifa
                           ___________________________
                           John D. Carifa
                           Chairman


Attested:/s/ Edmund P. Bergan, Jr.
         _____________________
         Edmund P. Bergan, Jr.,
         Secretary

























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